  EXHIBIT 99.1

Applied BioSciences Reports Second Quarter Fiscal Year 2020 Financial Results and Outlines Corporate Strategy

– Successfully building BioPharma pipeline in high-value indications –

– Company plans to advance IND-cleared program into a Phase 1 study in a metabolic disease indication in early 2020 –

– Strategic corporate shift to fully focus on BioPharma Division unlocks opportunities for non-dilutive capital to fund pipeline –

Beverly Hills, CA, November 15, 2019 – Applied BioSciences Corp. (OTCQB: APPB) ("Applied" or the "Company"), today announced its financial results for the second quarter Fiscal Year 2020 ended September 30, 2019. The Company also provided an update on its corporate and clinical progress.

“We continue to push forward on all fronts as we work to establish Applied as a leader in the development and commercialization of novel, science-driven, synthetic endocannabinoid therapeutics / biopharmaceuticals and impact areas of significant unmet need,” commented Dr. Raymond Urbanski, Chief Executive Officer of Applied. “Over the course of the past quarter, we have made notable strides on the corporate and clinical front and remain diligent in working to drive value for all stakeholders.”

“We continued to build out our BioPharma division and have established a Scientific Advisory Board of leading experts in the endocannabinoid space. We were pleased to have welcomed our inaugural members Judith Korner, M.D. and Patricia Reggio, Ph.D., who will play an integral role as we look to optimize our therapeutic pipeline and look to make additional appointments in the near term to help drive this business unit forward. Additionally, we have continued to execute on our robust business development initiatives and remain in late-stage discussions to in-license our product candidates that we believe have the potential to address a number of areas with significant unmet need. In tandem, we continue to remain opportunistic in accessing the necessary non-dilutive funding and capital through strategic investments from which we believe will provide us with the foundation and momentum to move forward.”

Applied BioPharma: developing science-driven synthetic cannabinoid therapeutics that satisfy unmet medical needs and continue to drive innovation in the endocannabinoid space.

The Applied BioPharma division is focused on the development and commercialization of novel therapeutics that target the endocannabinoid system (ECS).

Applied Biopharma has to date developed partnerships with leading academic and research institutions and has exclusively licensed patented, synthetically derived small molecule candidates which target the ECS G-protein coupled receptors (GPCRs) e.g., the cannabinoid receptor 1 and cannabinoid receptor 2, for the treatment of metabolic diseases (type 2 diabetes, obesity, fatty liver disease) and inflammation (pulmonary inflammation, optic nerve inflammation following traumatic brain injury and ischemic/reperfusion injury such as acute kidney injury post-transplant and acute myocardial infarction (heart attack).

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The Company’s growing pipeline is comprised of selective CB1 and CB2 agonist, inverse agonist and antagonists utilizing multiple scaffolds and state-of-the-art medicinal chemistry across several academic centers and institutions.

•	Applied expects to advance the first of its preclinical programs into open INDs in 2020.

o	ABP-1902, its lead CB2 agonist, intended for mitigating the deleterious effects of ischemic-reperfusion injury.
o	ABP-1901, its lead CB2 inverse agonist, which has demonstrated effectiveness in limiting or reversing damage due to neuroinflammation.

•	Applied expects to advance the first of its clinical programs into a Phase 1 study in early to mid-2020.

The Company is actively advancing and seeking additional in-license opportunities with the goal of developing an industry-leading pipeline of endocannabinoid system-targeted drug candidates that address significant unmet needs across a wide range of therapeutic areas.

Applied Products: portfolio of consumer, animal health, women’s health and sports medicine of hemp-derived, THC-free, pharmaceutical grade CBD isolates and distribution products, all of which ship to the majority of U.S., as well as to multiple non-U.S. countries.

The Applied Products business unit is focused on maximizing top-line revenue through selective investments in product lines and marketing campaigns (increase share-of-voice), continually reevaluating the endocannabinoid Health & Wellness environment for opportunities and developing and implementing a nutraceutical strategy.

Applied Products has seen a modest year-over-year increase in top line revenue. At this time the Board, with the understanding that to be successful in the lucrative yet dynamic and very competitive consumer CBD space would require significant resource and capital allocations, is evaluating various strategic options for this business unit.

Trace Analytics, Inc: Applied’s majority owned subsidiary scalable analytics cannabis/cannabinoid laboratory poised to meet the demands for mandated regulatory cannabis/cannabinoid testing.

In July 2019, Trace Analytics was contracted for services with the Washington State Department of Agriculture (WSDA). This contract includes testing Industrial Hemp samples and include percentage testing for post-decarboxylation delta 9-tetrahydrocannabidiol (THC) and delta 9-tetrahydocannabinolic acid (THC-A) to ensure the percentages of certain cannabinoids are below Federal limits.

Applied is currently in late-stage discussions for a strategic transaction, expected to close by year end.

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Upcoming Milestones Expected to Drive Value

•	Finalize the in-licensing of product candidates to build pipeline for the Applied BioPharma division.
•	Closing on the sale of Trace Analytics leading to the infusion of non-dilutive capital into the company.
•	Finalize and execute on the strategic options for Applied Products.
•	Successfully execute overall strategy of the Company and business development efforts.
•	Engage with key stakeholders in the investment community and execute on the robust effort to raise awareness of the Company.
•	Uplist to a National Exchange.

Summary of Financial Results for Second Quarter FY2020 Ended September 30, 2019

For the quarter ended September 30, 2019, the Company reported net loss of approximately $777,746 or net loss per diluted share of $0.06, compared to a net loss of approximately $110,423 or a net loss per diluted share of $0.01, for the quarter ended September 30, 2018.

The Company reported revenues from Applied BioSciences’ CBD product lines was $169,654 and $59,400 during the six months ended September 30, 2019 and 2018, respectively. The increase reflects higher sales across all of the Company’s CBD brand product lines, most notably in its topical products, combined with expansion into sales of bulk hemp seed and raw CBD. Service revenue resulting from the Company’s lab testing is attributed solely to the acquisition of Trace Analytics in January 2019, and totaled $286,077 for the six months ended September 30, 2019.

General and administrative expenses increased $519,140 to $707,192 for the three months ended September 30, 2019 as compared to $188,052 for the three months ended September 30, 2018. The increase was mainly attributable to the acquisition of Trace Analytics and addition of our Applied BioPharma subsidiary, with general and administrative expenses for the remainder of the Company.

The Company ended the quarter with $73,412 in cash and cash equivalents. The Company is actively evaluating opportunities to fund continued growth in its products and services revenue along with planned business development activities for Applied BioPharma and anticipates closing a financing by the end of first quarter Fiscal Year 2020.

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About Applied BioSciences Corp.

Applied BioSciences is a vertically integrated company focused on the development and commercialization of novel, science-driven, synthetic cannabinoid therapeutics / biopharmaceuticals that target the endocannabinoid system to treat a wide-range of diseases across multiple therapeutic areas. We also deliver high-quality consumer and OTC THC-free CBD products that promote overall health and wellbeing as well as state-of-the-art testing and analytics capabilities to our customers. For more information, visit appliedbiocorp.com and connect with the Company on Twitter, Facebook and LinkedIn.

Safe Harbor Statement

Except for historical information contained herein, statements in this release may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Applied Biosciences Corp. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company’s ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and (vii) other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Applied BioSciences Corp.

Investor and Media Contact:

IR@appliedbiocorp.com

(833) 475-8247

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